Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements No. 333-151063 and No. 333-159891 on Form S-8 of MercadoLibre, Inc. of our report dated February 23, 2018 relating to the consolidated financial statements of MercadoLibre Inc. and the effectiveness of MercadoLibre Inc.´s internal control over financial reporting, appearing in this Annual Report on Form 10-K of MercadoLibre Inc. for the year ended December 31, 2017.

/s/ DELOITTE & Co. S.A.

Buenos Aires, Argentina

February 23, 2018